Report of Independent Registered Public
 Accounting Firm


To the Board of Trustees and Shareholders
 Of PIMCO High Income Fund

In planning and performing our audits
 of thefinancial statements of PIMCO
 High Income Fund the Fund for the
 year ended March 31 2005
we considered its internal control
 includingcontrol activities for
safeguarding securities
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with therequirements of Form NSAR not to provide assurance
 on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control In fulfilling this responsibility, estimates and judgments by management are required
 to assess the expected benefits and
 related costs of controls.  Generally
 controls that are relevant
 to an audit pertain to the
entitys objective of preparing
 financial statements for external
purposes that are fairly presented
in conformity with generally accepted
 accounting principles
Those controls include the
safeguarding of
assets against unauthorized acquisition
use or disposition.

Because of inherent limitations
 in internal controlerrors or fraud
may occur and not be detected.
  Also, projection of any evaluation
 of internal control to future
periods is subject to the risk
 that controls may become inadequate
 because of changes in conditions
or that the effectiveness
of their design and operation may
deteriorate.Our consideration of
internal control would not necessarily
disclose all matters in internal
 control that might be material
 weaknesses under standards established
 by the Public Company
Accounting Oversight Board United
States  A material weakness
 for purposes of this report
 is a condition in which the
design or operation
of one or more of the internal
control components
 does not reduce to a relatively
 low level the risk
that misstatements caused by
error or fraud in
 amounts that would be material
 in relation to the financial statements
 being audited may occur and not be
 detected within a timely period
 by employees in the normal course of
performing their assigned functions.
However  we noted no matters involving
internal control and its operation,
 including controls for safeguarding
 securities,that we consider to be material weaknesses as defined above as of March 31 2005.
This report is intended solely
for the information and use of the
 Board of Trustees management
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these
specified parties

PricewaterhouseCoopers LLP
May 27 2005